Exhibit 10.26

TWENTIETH AMENDMENT AND LIMITED WAIVER TO
REVOLVING CREDIT AND SECURITY AGREEMENT
This TWENTIETH AMENDMENT AND LIMITED WAIVER TO REVOLVING CREDIT AND SECURITY AGREEMENT (this “Amendment”) is entered into as of April 29, 2019 by and among VIRCO MFG. CORPORATION, a Delaware corporation (“VMC”), VIRCO INC., a Delaware corporation (“Virco”, and together with VMC, “Borrowers” and, each individually, a “Borrower”), the financial institutions from time to time party to the Credit Agreement (as defined below) as lenders (collectively, “Lenders”), and PNC BANK, NATIONAL ASSOCIATION (“PNC”), as administrative agent for Lenders (PNC, in such capacity, “Agent”), with respect to the following:
RECITALS
WHEREAS, Borrowers, Lenders and Agent have previously entered into that certain Revolving Credit and Security Agreement, dated as of December 22, 2011 (as amended, restated or otherwise modified from time to time, the “Credit Agreement”);
WHEREAS, an Event of Default has occurred under Section 10.3(a) of the Credit Agreement as a result of Borrowers’ failure to maintain a Fixed Charge Coverage Ratio of the Borrowers of at least 1.10 to 1.00 for the four fiscal quarter period ended January 31, 2019 as required under Section 6.5(b) of the Credit Agreement (the “Existing Event of Default”); and
WHEREAS, Borrowers have requested that Lenders and Agent (a) waive the Existing Event of Default, and (b) amend the Credit Agreement in certain respects, which Lenders and Agent are willing to do on the terms and subject to the conditions contained in this Amendment.
NOW, THEREFORE, in consideration of the mutual conditions and agreements set forth in the Credit Agreement, the Loan Documents and this Amendment, and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:
AGREEMENTS
A.Definitions Incorporated. Initially capitalized terms used but not otherwise defined in this Amendment have the respective meanings set forth in the Credit Agreement, as amended hereby.
B.Recitals. The Recitals above are incorporated herein as though set forth in full and Borrowers stipulate to the accuracy of each of the Recitals.
C.Amendments to the Credit Agreement. The Credit Agreement is hereby amended as follows:
(a)Amendments to Section 1.2 of the Credit Agreement. Section 1.2 of the Credit Agreement is hereby amended to add the following new definitions in the proper alphabetical order:
‘“Twentieth Amendment’ means the Twentieth Amendment and Limited Waiver to Revolving Credit and Security Agreement dated as of April 29, 2019 among Borrowers, the Lenders party thereto and Agent.”
‘“Twentieth Amendment Effective Date’ has the meaning specified for such term in the Twentieth Amendment.”

1.Amendment to Section 6.5(b) of the Credit Agreement. Section 6.5(b) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
“(b) Fixed Charge Coverage Ratio. Cause to be maintained a Fixed Charge Coverage Ratio as follows: (i) for the consecutive two fiscal quarter period of Borrowers ending July 31, 2019, 2.25 to 1.00, and (ii) for each consecutive four fiscal quarter period of Borrowers ending thereafter, 1.10 to 1.00.”
2.Amendment to Section 6.5(c) of the Credit Agreement. Section 6.5(c) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
“(c) Minimum EBITDA. Cause to be maintained, for the three consecutive fiscal month period of Borrowers ending on April 30, 2019, EBITDA of not less than (negative) $5,000,000.”
3.Amendment to Section 7.6 of the Credit Agreement. Section 7.6 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
7.6    Capital Expenditures. Contract for, purchase or make any expenditure or commitments for Capital Expenditures (a) in the 2018 fiscal year in an aggregate amount for all Borrowers in excess of $8,000,000, (b) in the fiscal quarter ending April 30, 2019 in an aggregate amount for all Borrowers in excess of $900,000, (c) in the consecutive two fiscal quarter period ending July 31, 2019 in an aggregate amount for all Borrowers in excess of $1,900,000, (d) in the consecutive three fiscal quarter period ending October 31, 2019 in an aggregate amount for all Borrowers in excess of (i) $3,900,000, if and only if, Borrowers’ EBITDA for the consecutive two fiscal quarter period ending July 31, 2019 exceeds $8,500,000 or (ii) $2,900,000 if Borrowers’ EBITDA for such period is less than or equal to $8,500,000, and (e) in the consecutive four fiscal quarter period ending January 31, 2020, or any fiscal year thereafter, in an aggregate amount for all Borrowers in excess of $8,000,000. The limitation on the amount of Capital Expenditures which may be made in any fiscal year pursuant to the terms contained in this Section shall apply to Capital Expenditures financed with Equipment Loans.
4.Amendment to Section 7.7(d) of the Credit Agreement. Section 7.7(d) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
(d)    Except as set forth in the last sentence of this Section 7.7(d), Borrowers may make Restricted Payments to any Person that owns an Equity Interest in any Borrower so long as (i) such Restricted Payments shall not exceed $2,000,000 in the aggregate during any fiscal year; (ii) no Default or Event of Default shall have occurred or be continuing, and (iii) no Default or Event of Default shall result from any such Restricted Payment; provided, further that for any Restricted Payment to be made during the three month period beginning February 1, 2018 and ending April 30, 2018 and during each applicable period ending after October 31, 2018, Borrowers must show pro forma compliance with the Fixed Charge Coverage Ratio of not less than 1.10:1.00 for the most recent twelve month period ending as of the fiscal quarter immediately preceding the date of any such Restricted Payment (giving pro forma effect to such Restricted Payment as if it had been made on such date) and furnish Agent a Compliance Certificate evidencing such pro forma compliance prior to the making of such Restricted Payment. Notwithstanding the foregoing, Borrowers shall not be permitted to make any Restricted Payment to any Person during the period commencing on February 1, 2019 and ending January 31, 2020.
D.Limited Waiver of Existing Event of Default. Subject to the terms and conditions set forth herein, the Agent and Lenders waive the Existing Event of Default. The foregoing waiver is a one-time waiver and applies only to the specified circumstance and does not modify or otherwise affect the Credit Parties’ obligations to comply with such provision of the Credit Agreement or any other provision of the Credit Agreement in any other instance. By virtue of the waiver in the immediately preceding sentence, the Credit Parties hereby affirm and agree that no other Event of Default has occurred as a result of the Existing Event of Default.
E.Conditions Precedent. The obligations of Agent and Lenders hereunder, and this Amendment, will be effective on the date (the “Twentieth Amendment Effective Date”) of satisfaction of each of the following conditions precedent, each in a manner in form and substance acceptable to Agent:
1.Amendment. Borrowers shall have delivered to Agent an executed original of this

Amendment.
2.Amendment to Fee Letter. Borrowers shall have delivered to Agent an executed original of the Amendment to Fee Letter dated the date hereof, and shall have paid all fees in connection therewith.
3.Corporate Resolutions. Borrowers shall deliver to Agent copies of resolutions duly adopted by each Borrower, in form and substance satisfactory to Agent, authorizing the execution and delivery of the Twentieth Amendment and all documents and transactions related thereto, and such resolutions shall be in full force and effect, duly adopted by the appropriate governing body, and shall have not been amended, modified or revoked.
4.Representations and Warranties. The representations and warranties contained herein and in the Credit Agreement shall be true and correct in all material respects as of the date hereof as if made on the date hereof, except for such representations and warranties limited by their terms to a specific date, in which case each such representation and warranty shall be true and correct in all material respects as of such specific date;
5.No Default. After giving effect to this Amendment, no Default or Event of Default shall have occurred and be continuing; and
6.Other. All corporate and other proceedings, and all documents, instruments and other legal matters in connection with the transactions contemplated hereby shall be satisfactory in form and substance to Agent and its counsel.
F.Representations and Warranties. To induce Lenders and Agent to enter into this Amendment, each Borrower represents and warrants to Lenders and Agent as of the date hereof as follows:
1.Such Borrower has full power, authority and legal right to enter into this Amendment and to perform all its respective Obligations hereunder. This Amendment has been duly executed and delivered by such Borrower and the Credit Agreement, as amended by this Amendment constitutes the legal, valid and binding obligation of such Borrower enforceable in accordance with its terms, except as such enforceability may be limited by any applicable bankruptcy, insolvency, moratorium or similar laws affecting creditors’ rights generally. The execution, delivery and performance of this Amendment (i) are within such Borrower’s powers, have been duly authorized by all necessary company action, are not in contravention of law or the terms of such Borrower’s by-laws, certificate of incorporation, or other applicable documents relating to such Borrower’s formation or to the conduct of such Borrower’s business or of any material agreement or undertaking to which such Borrower is a party or by which such Borrower is bound, (ii) will not conflict with or violate any law or regulation, or any judgment, order, writ, injunction or decree of any court or Governmental Body, (iii) will not require the Consent of any Governmental Body or any other Person, except those Consents which will have been duly obtained, made or compiled prior to date hereof and which are in full force and effect, and (iv) will not conflict with, nor result in any breach in any of the provisions of or constitute a default under or result in the creation of any Lien except Permitted Encumbrances upon any asset of such Borrower under the provisions of any material agreement, charter document, instrument, by-law or other instrument to which such Borrower is a party or by which it or its property is a party or by which it may be bound.
2.After giving effect to this Amendment, the representations and warranties contained in the Credit Agreement are true and correct in all material respects except to the extent any such representation or warranty is expressly stated to have been made as of a specific date, in which case each such representation and warranty is true and correct in all material respects as of such specific date, and no Default or Event of Default has occurred and is continuing.
G.Reaffirmation. Except as specifically modified by this Amendment, the Credit Agreement and the other Loan Documents remain in full force and effect in accordance with their respective terms and are hereby ratified, reaffirmed and confirmed by Borrowers.
H.Events of Default. Any failure to comply with the terms of this Amendment will constitute an Event of Default under the Credit Agreement.
I.Integration. This Amendment, together with the Credit Agreement and the Loan Documents, incorporates all negotiations of the parties hereto with respect to the subject matter hereof and is the final expression and agreement of the parties hereto with respect to the subject matter hereof.
J.Severability. If any part of this Amendment is contrary to, prohibited by, or deemed invalid under Applicable Laws, such provision shall be inapplicable and deemed omitted to the extent so contrary, prohibited or invalid, but the remainder hereof shall not be invalidated thereby and shall be given effect so far as possible.
K.Submission of Amendment. The submission of this Amendment to the parties or their agents or attorneys for review or signature does not constitute a commitment by Agent or Lenders to amend or otherwise modify any of the provisions of the Credit Agreement and this Amendment shall have no binding force or effect until the

Twentieth Amendment Effective Date.
L.Counterparts; Facsimile Signatures. This Amendment may be executed in any number of and by different parties hereto on separate counterparts, all of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same agreement. Any signature delivered by a party by facsimile or other similar form of electronic transmission (e.g., via .pdf) shall be deemed to be an original signature hereto.
M.Governing Law. This Amendment is a Loan Document and is governed by the Applicable Law pertaining in the State of New York, other than those conflict of law provisions that would defer to the substantive laws of another jurisdiction. This governing law election has been made by the parties in reliance on, among other things, Section 5-1401 of the General Obligations Law of the State of New York, as amended (as and to the extent applicable), and other Applicable Law.
N.Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of Borrowers, Lenders, Agent, and all future holders of the Obligations and their respective successors and assigns, except that no Borrower may assign or transfer any of its rights or obligations under this Amendment without the prior written consent of Agent.
O.Attorneys’ Fees; Costs. Borrowers agree to promptly pay, upon written demand, all reasonable and documented attorneys’ fees and costs incurred in connection with the negotiation, documentation and execution of this Amendment. If any legal action or proceeding shall be commenced at any time by any party to this Amendment in connection with its interpretation or enforcement, the prevailing party or parties in such action or proceeding shall be entitled to reimbursement of its reasonable attorneys’ fees and costs in connection therewith, in addition to all other relief to which the prevailing party or parties may be entitled.
P.Jury Waiver; California Judicial Reference. Without limiting the applicability of any other provision of the Credit Agreement, the terms of Article XII of the Credit Agreement, INCLUDING WITHOUT LIMITATION SECTION 12.3 regarding jury trial waiver and california judicial reference shall apply to this Amendment.
Q.Total Agreement. This Amendment, the Credit Agreement, and the other Loan Documents contain the entire understanding among Borrowers, Lenders and Agent and supersede all prior agreements and understandings, if any, relating to the subject matter hereof. Any promises, representations, warranties, or guarantees not herein contained and hereinafter made have no force and effect unless in writing, signed by Borrowers’ and Agent’s respective officers. Neither this Amendment nor any portion or provisions hereof may be changed, modified, amended, waived, supplemented, discharged, cancelled, or terminated orally or by any course of dealing, or in any manner other than by an agreement in writing, signed by the party to be charged. Each Borrower acknowledges that it has been advised by counsel in connection with the execution of this Amendment and the other Loan Documents and is not relying upon oral representations or statements inconsistent with the terms and provisions of this Amendment.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment as of the date first written above.
VIRCO MFG. CORPORATION,
a Delaware corporation, as a Borrower
By:
Name:

Title:
VIRCO INC.,
a Delaware corporation, as a Borrower
By:
Name:
Title:

PNC BANK, NATIONAL ASSOCIATION,
as Lender and as Agent
By:
Name:
Title:

April 29, 2019

Virco Mfg. Corporation
2027 Harpers Ways
Torrance, California 90501
Attention: Robert Dose

Virco Inc.
2027 Harpers Ways
Torrance, California 90501
Attention: Robert Dose

Re:    Fee Letter (as amended, restated, amended and restated, or otherwise modified from time to time, the “Fee Letter”) to the Revolving Credit and Security Agreement, dated as of December 22, 2011, among VIRCO MFG. CORPORATION, a Delaware corporation, VIRCO INC., a Delaware corporation (together with each other Person that becomes a party thereto as a borrower pursuant to Section 7.12 of the Credit Agreement, collectively “Borrowers”), the Persons from time to time party thereto as a guarantor pursuant to Section 7.12 of the Credit Agreement, the financial institutions that are now or that hereafter become a party thereto (collectively, “Lenders”) and PNC BANK, NATIONAL ASSOCIATION (“PNC”), as administrative agent for Lenders (PNC, in such capacity, “Agent”) (as amended prior to the date hereof and on the date hereof pursuant to the Seventeenth Amendment and as may be further amended, restated, or otherwise modified from time to time, the “Credit Agreement”). Initially capitalized terms used but not defined herein have the respective meanings set forth in the Credit Agreement.

Ladies and Gentlemen:

This letter agreement constitutes an amendment, effective as of the Twentieth Amendment Effective Date, of the fees under the Fee Letter that Borrowers have agreed to pay to the Agent in connection with the Credit Agreement.

In connection with, and in consideration of, the agreements contained in the Credit Agreement and the Twentieth Amendment, the Agent’s continued services as agent, and the Agent’s participation in the credit facilities set forth in the Credit Agreement, Borrowers hereby agree to the following amendment to the Fee Letter:

(i)	Twentieth Amendment Fee. A new Section 7 of the Fee Letter is hereby added to read in its entirety as follows and the Fee Letter shall be re-numbered accordingly:

“6. Twentieth Amendment Fee. Borrowers shall pay to Agent a non-refundable extension fee in the amount of $125,000 (the “Twentieth Amendment Fee”) in connection with the Twentieth Amendment (and which fee shall be fully earned and not refundable in any manner as of the Twentieth Amendment Effective Date).

Except as amended hereby, the Fee Letter remains in full force and effect.

The fees and other consideration to be paid pursuant to the Fee Letter and this letter are confidential and shall not to be disclosed by any Borrower to any person or entity. By execution of this letter, the Borrowers agree to pay or cause to be paid the fees to the Agent as and when due as provided in the Fee Letter, as amended hereby. This letter may be executed in any number of counterparts, each of which will be an original and all of which will constitute one and the same agreement.

[Signature Page Follows]

Very truly yours,

PNC BANK, NATIONAL ASSOCIATION,
as Agent

By:
Name:
Title:

Accepted and agreed to as of the date first set forth above:

VIRCO MFG. CORPORATION,
a Delaware corporation

By:    _______________________________
Name:
Title:

VIRCO INC.,
a Delaware corporation

By:    _______________________________
Name:
Title: